FILED # C 5970-97

JUL27 2000

IN THE OFFICE OF
DEAN HELLER SECRETARY OF STATE

                            ARTICLES OF INCORPORATION


Article #1:        The name of the corporation is:

                               TENTH STREET, INC.



Article #2:        The name and address of the Resident Agent is:
                             Paracorp Incorporated
                             318 N. Carson St. #208
                             Carson City, NV 89701

Article #3:        The total authorized capital of the corporation is:

                     25,000 shares at a par value of $.000.

Article #4:        The governing board of the corporation is three
                   directors. The number of directors may be changes by the board. The first board director's name and address are as follows:

                                    Michael F. Pope
                                    318 N. Carson St #208
                                    Carson City, NV 89701

Article #5         The purpose of the corporation shall be: (Optional).

Article #6:        OTHER MATTERS: This form includes the minimal statutory
                   requirements to incorporate under NRS 78. You may attach additional information pursuant to NRS 78.037 or any other information you deem appropriate. If any of the additional information is contradictory to this form it cannot be filed and will be returned to you for correction. Number of pages attached______.


Article #7:        The name and address of the incorporator is as follows:

                   Nancy A. Gaches
                   318 N. Carson St #208
                   Carson City, NV 89701

                   Signature:   Nancy A. Gaches

This instrument was acknowledges before me on March 13, 1997 by Nancy A. Gaches As incorporator of Tenth Street Inc.
Owen M. Currie Notary Public - Nevada
My appointment expires Jan. 21, 2001

CERTIFICATE OF ACCEPTANCE OF APPOINTMENT OF RESIDENT AGENT:

I, Paracorp Incorporated, hereby accept appointment as Resident Agent for the above named corporation.

:   Nancy A. Gaches for Paracorp, Inc. Date: 3/13/97